Exhibit 99.1

Apple Hospitality REIT Takes Steps to Mitigate Impact of COVID-19

RICHMOND, Va. (March 20, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced that it has taken steps to mitigate the impact of the novel coronavirus (COVID-19) outbreak on its business.

Apple Hospitality’s Actions to Mitigate Impact of COVID-19

The following is a brief summary of certain measures the Company has taken to help maintain a sound liquidity position as a result of the COVID-19 situation and associated economic impact. With the support of its brands and third-party management companies, the Company will continue to evaluate and implement additional measures as the situation evolves.

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Currently all of Apple Hospitality’s hotels remain open and operational. Each of the Company’s brands and third-party management companies has implemented cost elimination and efficiency initiatives at each of the Company’s hotels by reducing labor costs and tempering certain services and amenities. The impact of the situation will vary by market, and the Company is formulating contingency plans in the event it is required to temporarily close individual hotels in response to government mandates or other local factors.

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The Company has postponed all non-essential capital improvement projects planned for 2020 and anticipates a reduction of approximately $50 million in the previously announced capital improvements program for the year.

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The Company has suspended its monthly distributions, effective immediately. The Company’s Board of Directors, in consultation with management, will continue to monitor hotel operations and intends to resume monthly distributions at a time and level determined to be prudent in relation to the Company’s other cash requirements.

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As a precautionary measure, to increase the amount of cash on hand, the Company has recently drawn on its credit facility and currently has approximately $300 million of cash on hand. Current availability on the Company’s revolving credit facility is $145 million. The Company has no scheduled debt maturities for the remainder of the year and approximately $34 million in scheduled maturities in 2021.

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Glade Knight, the Company’s Founder and Executive Chairman, has volunteered to forego his salary for the next six months, effective immediately. In addition, Justin Knight, the Company’s President and Chief Executive Officer, has volunteered to reduce his target compensation by 60 percent, and the non-employee directors of the Company’s Board of Directors, as a group, have volunteered to reduce their annual fee by more than 15 percent. The Company’s senior management team owns approximately 7 percent of the Company’s outstanding common stock.

“These additional measures are designed to further enhance our liquidity position and help safeguard long-term value for our shareholders,” said Justin Knight, President and Chief Executive Officer of Apple Hospitality. “We are diligently working with the brands and our management companies to effectively adapt our business to mitigate the financial impact of the COVID-19 situation and the abrupt changes in demand it is causing. The COVID-19 outbreak and efforts to mitigate it have dramatically impacted the environment in which we operate, and our efforts to maintain our business and preserve our ability to thrive in future years require us to make difficult decisions that affect our employees, our shareholders and the associates at our hotels. We do not take these decisions lightly. While we do not yet know how long the current situation will last, we will work to reinstate normal operations at our hotels and appropriate distributions to our shareholders as the environment improves. Apple Hospitality was intentionally structured to weather challenging times and produce attractive returns during periods of economic prosperity. We remain confident in the strength of our hospitality platform and the experience and ability of our team to successfully manage these unprecedented times.”

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 231 hotels with more than 29,500 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 124 Hilton-branded hotels, one Hyatt-branded hotel and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements, including statements regarding the impact to the Company’s business and financial condition from, and measures being taken in response to, the COVID-19 situation. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality, and its wholly-owned subsidiaries, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of infectious or contagious diseases in the U.S. such as COVID-19; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.